Exhibit 99.1

iPower Reports Fiscal First Quarter 2026 Results

RANCHO CUCAMONGA, CA, November 14, 2025 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a data and technology driven e-commerce retailer and infrastructure company, today announced its financial results for the fiscal first quarter ended September 30, 2025.

Fiscal Q1 2026 Results vs. Year-Ago Quarter

•	Total revenue was $12.0 million compared to $19.0 million, with services income up more than 2x to $1.5 million.

•	Gross profit was $4.8 million compared to $8.5 million, with gross margin of 40.0% compared to 44.7%.

•	Net loss attributable to iPower improved to $0.5 million or $(0.51) per share, compared to net loss attributable to iPower of $2.1 million or $(1.94) per share.

•	As of September 30, 2025, total debt was reduced by 48% to $1.9 million as compared to $3.7 million as of June 30, 2025.

Management Commentary

“Fiscal 2026 is off to a solid start as we are beginning to see the benefits of the strategic optimization initiatives we implemented last year,” said Lawrence Tan, CEO of iPower. “Our disciplined approach to cost management, including targeted reductions in operating expenses, contributed to a meaningful improvement in our bottom line for the quarter. These efficiencies, combined with our material reduction in debt obligations, underscore the progress we are making in strengthening the fundamentals of our business.”

“We are also seeing tangible benefits from our transition toward a more diversified and domestically anchored supply chain. The shift away from a China import–centric model has enhanced our logistical control, reduced exposure to tariff-related volatility, and improved our ability to respond quickly to customer demand. Additionally, our U.S. joint-venture manufacturing line continues to scale, supporting margin stability and providing a platform for long-term operational resilience.”

“Looking ahead, we remain focused on building a more efficient, agile, and profitable organization. As part of our Digital Asset Strategy, which remains subject to implementation, we aim to leverage our retail and e-commerce infrastructure to connect consumers with digital-asset products from licensed providers, broadening access and creating value for customers, partners, and shareholders. With a streamlined cost structure, strong operational momentum, and an expanding network of SuperSuite partners, we believe we are well positioned to drive sustainable growth and create long-term value for our shareholders.”

Fiscal First Quarter 2026 Financial Results

Total revenue in the fiscal first quarter of 2026 was $12.0 million compared to $19.0 million for the same period in fiscal 2025. The decrease was driven primarily by lower product sales to the Company’s largest channel partner, partially offset by growth in iPower’s SuperSuite supply chain offerings.

Gross profit in the fiscal first quarter of 2026 was $4.8 million compared to $8.5 million in the same quarter in fiscal 2025. As a percentage of revenue, gross margin was 40.0% compared to 44.7% in the year-ago period. The decrease in gross margin was primarily driven by an increase in services income in the quarter.

Total operating expenses in the fiscal first quarter of 2026 reduced by 42% to $6.5 million compared to $11.2 million for the same period in fiscal 2025. The decrease in operating expenses was driven primarily by personnel reductions and improved efficiencies resulting from the Company’s ongoing efforts to optimize its cost structure and streamline operations.

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Net loss attributable to iPower in the fiscal first quarter of 2026 improved to $0.5 million or $(0.51) per share, compared to net loss attributable to iPower of $2.1 million or $(1.94) per share for the same period in fiscal 2025.

Cash and cash equivalents were $0.9 million at September 30, 2025, compared to $2.0 million at June 30, 2025. As a result of the Company’s debt paydown, total debt was reduced by 48% to $1.9 million compared to $3.7 million as of June 30, 2025.

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven online retailer and a provider of value-added e-commerce services for third-party products and brands. iPower operates a nationwide fulfillment network and is expanding infrastructure across software, logistics, and manufacturing, with an aim to also pursue initiatives in digital assets and blockchain integration. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K and in its other SEC filings, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Media & Investor Contact

IPW.IR@meetipower.com

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2025 and June 30, 2025

	September 30,	June 30,
	2025	2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$903,975	$2,007,890
Accounts receivable, net	5,106,192	6,124,008
Inventories, net	4,332,605	8,131,203
Prepayments and other current assets, net	1,491,528	3,111,210
Total current assets	11,834,300	19,374,311

Non-current assets
Right of use assets - non-current	3,603,165	3,915,539
Property and equipment, net	350,972	390,349
Deferred tax assets, net	3,916,706	3,724,462
Goodwill	3,034,110	3,034,110
Investment in joint ventures	678,706	385,180
Intangible assets, net	2,818,986	2,981,328
Other non-current assets	2,355,349	1,837,488
Total non-current assets	16,757,994	16,268,456

Total assets	$28,592,294	$35,642,767

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, net	3,603,377	7,180,009
Other payables and accrued liabilities	1,176,041	1,893,921
Lease liabilities - current	1,389,834	1,361,111
Short-term loan payable - related party	500,000	–
Revolving loan payable, net	1,449,438	3,737,602
Income taxes payable	–	280,155
Total current liabilities	8,118,690	14,452,798

Non-current liabilities
Lease liability - non-current	2,556,104	2,913,967

Total non-current liabilities	2,556,104	2,913,967

Total liabilities	10,674,794	17,366,765

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2025 and June 30, 2025	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 1,049,790 and 1,045,330 shares issued and outstanding at September 30, 2025 and June 30, 2025	1,050	1,045
Additional paid in capital	33,631,399	33,481,201
Accumulated deficits	(15,732,537)	(15,198,889)
Non-controlling interest	(47,462)	(47,462)
Accumulated other comprehensive loss (income)	65,050	40,107
Total stockholders' equity	17,917,500	18,276,002

Total liabilities and stockholders' equity	$28,592,294	$35,642,767

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three Months Ended September 30, 2025 and 2024

	For the Three Months Ended September 30,
	2025	2024
REVENUES
Product sales	$10,484,661	$18,275,412
Service income	1,532,806	733,109
Total revenues	12,017,467	19,008,521

COST OF REVENUES
Product costs	5,878,262	9,917,448
Service costs	1,332,681	603,176
Total cost of revenues	7,210,943	10,520,624

GROSS PROFIT	4,806,524	8,487,897

OPERATING EXPENSES:
Selling and fulfillment	5,180,190	5,914,808
General and administrative	1,321,513	5,319,523
Total operating expenses	6,501,703	11,234,331

LOSS FROM OPERATIONS	(1,695,179)	(2,746,434)

OTHER INCOME (EXPENSE)
Interest expenses	(61,719)	(139,962)
Loss on equity method investments	–	(919)
Loss on deconsolidation of VIE	(39,624)	–
Other non-operating income	799,290	218,686
Total other income, net	697,947	77,805

LOSS BEFORE INCOME TAXES	(997,232)	(2,668,629)

PROVISION FOR INCOME TAX BENEFIT	(463,584)	(636,512)
NET LOSS	(533,648)	(2,032,117)

Non-controlling interest	–	(2,836)

NET LOSS ATTRIBUTABLE TO IPOWER INC.	$(533,648)	$(2,029,281)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	24,943	(55,054)

COMPREHENSIVE LOSS ATTRIBUTABLE TO IPOWER INC.	$(508,705)	$(2,084,335)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	1,049,595	1,047,240

Diluted	1,049,595	1,047,240

LOSSES PER SHARE
Basic	$(0.51)	$(1.94)

Diluted	$(0.51)	$(1.94)

All share of common stock and per share numbers in the unaudited condensed consolidated financial statements have been adjusted retroactively to reflect the 1-for-30 reverse stock split effected on October 27, 2025, for all periods presented.

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